UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2014

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On August 21, 2014, Piedmont Operating Partnership, LP (“Piedmont OP”), a consolidated subsidiary of Piedmont Office Realty Trust, Inc. (the “Registrant”), amended its $300 million unsecured term loan facility originally obtained in November 2011 (the "Facility" or the “$300 Million Unsecured 2011 Term Loan”).
The amendment (i) extends the term of the Facility from November 22, 2016 to January 15, 2020; and (ii) decreases the stated interest rate spread over LIBOR from a range of 1.1% - 2.25% to a range of 0.9% - 1.90%. The specific spread in effect from time to time is based upon the credit rating of the Registrant. Currently, the stated interest rate spread on the loan is 1.15%. All other material terms of the facility remain unchanged.
The foregoing does not purport to be a complete description of the terms of the amendment of the $300 Million Unsecured 2011 Term Loan and is qualified in its entirety by reference to Amendment No. 2 to the $300 Million Unsecured 2011 Term Loan agreement, which is attached as Exhibit 10.1 hereto.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
10.1
Amendment No. 2 To Term Loan Agreement, dated as of August 21, 2014, among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, J.P. Morgan Securities, LLC and SunTrust Robinson Humphrey, Inc., as Co-Lead Arrangers and Joint Book Runners, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank as Syndication Agent, and the financial institutions party thereto as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: August 22, 2014	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2 To Term Loan Agreement, dated as of August 21, 2014, among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, J.P. Morgan Securities, LLC and SunTrust Robinson Humphrey, Inc., as Co-Lead Arrangers and Joint Book Runners, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank as Syndication Agent, and the financial institutions party thereto as Lenders.